EX-3.3

Exhibit 3.3

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of May     , 2019 by and between E*Hedge Financial Holding Corp, a Delaware corporation and parent company of E*Hedge Financial, E*Hedge Securities, E*Hedge Capital, E*Hedge Advisors, E*Hedge Real Estate Investments (the "Subsidiaries" and "Affiliates"), and Oprine Opportunity Partners II, L.P., a Florida limited partnership ("Investor"). For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Investor hereby agree as follows:

1.	REGISTRATION RIGHTS

(a)       For so long as the Investor and its Affiliates, including Investor"s limited partners, beneficially own in the aggregate more than 40% of the Registrable Securities (as defined in Section 1(d) below), then any time after the first (1st) anniversary of the date of this Agreement, Investor may from time-to-time request the registration (the "Demand Registration") under the Securities Act of 1933, as amended (the "Securities Act") of some or all of its Registrable Securities in one or more registration statements. The Demand Registrations shall be on such form as the Company shall select. The Company shall use best efforts to cause a registration statement to be filed within 90 days after the date on which each request by Investor is received by the Company and shall use its best efforts to cause such registration statement to be declared effective by the U.S. Securities and Exchange Commission ("SEC") as soon as practicable thereafter. The Company shall use best efforts to keep such Demand Registrations current and effective until the Registrable Securities registered thereby cease to be Registrable Securities (as defined in Section 1(d) below). Once the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Company will use its best efforts to file a shelf registration statement with the SEC (the "Shelf Registration") for as long as any of the Registrable Securities have not yet been sold.

As long as Investor holds Registrable Securities, if at any time or from time to time, the Company shall determine to register any of its securities under the Securities Act, except for the registration of securities to be offered pursuant to an employee benefit plan which may be filed with the SEC pursuant to any successor forms then in effect, and the registration form to be used may be used for the registration of the Registrable Securities ("Piggyback Registration"), the Company shall:

(1)       give to Investor thirty (30) calendar days written notice prior to filing the registration statement (the "Registration Rights Notice"); and

(2)        include in such registrations, and in the case of any underwriting involved therein, all the Registrable Securities specified in a written request made by Investor fifteen (15) calendar days after receipt of such written notice from the Company, except as set forth in subsection (c) below.

(c)        If the registration is for a registered public offering involving an underwriter(s) or self-underwritten, the Company shall so advise Investor as a part of the Registration Rights Notice. In such event, the right of Investor to registration shall be conditioned upon Investor's participation in such underwriting event and the inclusion of all or a portion of Investor's Registered Securities in the underwriting event to the extent provided herein.

If Investor proposes to distribute its securities through such underwriting, it shall (together with the Company and any other holders distributing their securities through such underwriting event) enter into an underwriting agreement in the form agreed to by the Company with the underwriter(s) or in the case of self-underwritten offering selected for such underwriting offering by the Company. If in the case of a non-self-underwritten offering, wherein the managing underwriter(s) may advise the Company and the Investor in writing in the event that in their reasonable and good faith opinion the number of securities requested to be included in a registration statement pursuant to the Investor's first Demand Registration request pursuant to the first sentence of Section 1(a) exceeds the number which can be sold without adversely affecting the per share offering price of the securities or if the Investor disapproves of the terms of such underwriting or elects to withdraw there from by providing written notice to the Company and the managing underwriters in the case of a non-self-underwritten offering, then the Investor may use the Shelf Registration, or exercise a subsequent Demand Registration, to register some or all of the Registrable Securities. If the Investor uses the Shelf Registration to register some or all of the Registrable Securities or exercises any subsequent Demand Registration, then the Company will include in such Shelf Registration all of the Registrable Securities requested to be included therein by the Investor, allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree.

(d)       For purposes of this Agreement, "Registrable Securities" shall mean any and all shares of (i) common stock, par value $0.001 per share, of the Company ("Common Stock") issued or issuable pursuant to the Subscription Agreement, (ii) Series A Non-Cumulative Perpetual Convertible Preferred Stock, par value $0.001 per share, of the Company issued or issuable pursuant to the Subscription Agreement (the "Preferred Stock") (iii) Common Stock or other securities issued or issuable in respect of the Preferred Stock issued or issuable upon exchange of Common Stock pursuant to the Subscription Agreement, (iv) Preferred Stock or other securities issued or issuable in respect of the Common Stock issued or issuable upon exchange of Preferred Stock pursuant to the Subscription Agreement, (v) Common Stock issued or issuable upon conversion of the Preferred Stock in accordance with the Company"s Certificate of Incorporation, as amended, supplemented and/or restated, (vi) capital stock issued in respect of the Common Stock or the Preferred Stock in any recapitalization, reorganization, exchange, merger, consolidation or similar event of the Company.

2.	EXPENSES OF REGISTRATION

All expenses incurred in connection with the registrations pursuant to Section 1 hereof, including all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company (the "Registration Expenses")and expenses of any special audits of the Company's financial statements incidental to or required by such registration, shall be borne by the Company, the company shall be required to pay any self-underwritten, or underwriter(s) fees, discounts or commissions relating to Registrable Securities; in addition~~,~~ the company shall be responsible for the Registration Expenses for any subsequent Demand Registration (as opposed to Shelf Registrations and Piggyback Registrations) requested by the Investor.

3.	REGISTRATION PROCEDURES

In the case of each registration affected by the Company pursuant to this Agreement, the Company will keep Investor advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company will:

(a)       keep such registration pursuant to this Agreement continuously effective until all of such Registrable Securities have been disposed of and to comply with the provisions of the Securities Act of 1933, as amended ("Securities Act"), with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such registration statement;

(b)       promptly prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act, and to keep such registration statement effective for that period of time specified in Section 3(a) above;

(c)       at least five (5) business days before filing such registration statement, prospectus or amendments or supplements thereto with the SEC, furnish to both the investor and any applicable counsel selected by Investor copies of such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel;

(d)       notify Investor, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed with the SEC;

(e)       advise the holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use best efforts to obtain the withdrawal of any SEC order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

(f)       cause all Registrable Securities covered by such registration to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if such securities are not then listed, on a national securities exchange selected by the Investor;

(g)       make available for inspection by any selling holder of Registrable Securities, any self-underwritten or underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement;

(h)       provide a transfer agent, and as applicable conversion agent, payable and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration;

(i)       otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its stockholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company's first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 1-K, 1-SA and 1-U under Regulation A+ of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto; and

(j)       use its best efforts to cause such Registrable Securities to be registered with or approved by such other local, state, national and international governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(k)       notify the holders of Registrable Securities promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information; and

(l)       permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a "controlling person" (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (a "Controlling Person")

of the Company, to participate in the preparation of such Registration Statement and to reasonably require the insertion therein of language.

4.	INDEMNIFICATION

(a)       In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, the Company will (i) indemnify and hold harmless, to the fullest extent permitted by law, Investor, each underwriter and in the event of self-under written event of such Registrable Securities thereunder, and any other person acting on behalf of Investor and each other person, if any, who controls such foregoing persons within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, free writing prospectus, or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and (ii) will reimburse such persons, each of their officers, directors and partners, and each person controlling such persons, for any legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action. Notwithstanding the foregoing, the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by Investor or an underwriter or self-underwritten event, as applicable, specifically for use therein. This indemnity shall be in addition to any liability the Company may otherwise have.

(b)        Investor will, if Registrable Securities held by or issuable to Investor are included in the securities for which such registration is being effected, (i) indemnify and hold harmless, to the fullest extent permitted by law, the Company, each of its directors and officers, each underwriter, if any, or self-underwriter of the Company's securities covered by such registration statement, each person who controls the Company and each underwriter , if any, within the meaning of the Securities Act, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus, in light of the circumstances under with they were made) and (ii) will reimburse the Company, such directors, officers, partners, persons self-underwriters or underwriters for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by Investor specifically for use therein. Notwithstanding the foregoing, the total amount for which Investor, its officers, directors and partners, and any person controlling Investor, shall be liable under this Section 4(b) shall not in any event exceed the aggregate proceeds (and as applicable after deducting underwriting fees, commissions, and discounts) received by Investor from the sale of its Registrable Securities in such registration. This indemnity shall be in addition to any liability the Investor may otherwise have.

(c)       Each party entitled to indemnification under this Section 4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party"s expense. Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

(d)       Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in either self-underwritten or underwriting agreements, if any, entered into among Investor, the Company and the underwriters, if any, in connection with the public offering are in conflict with the foregoing provisions, the provisions in either the underwriters or the self-underwritten agreement shall be controlling as to the Registrable Securities included in the public offering.

(e)       The indemnification provided by this Section 4 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

(f)       If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, claim, damage, liability or action referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amounts paid or payable by such indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts, if any) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5.	REPORTS UNDER THE EXCHANGE ACT

With a substantiated claim to making available to Investor the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Investor to sell securities of the Company to the public without registration, the Company shall:

(a)        make and keep public information available, within the meaning of Rule 144, at all times after the effective date of (i) the first registration statement covering a self-underwritten or underwritten public offering filed by the Company or (ii) the first registration by the Company under the Exchange Act;

 (b)       following a public offering or a registration under the Exchange Act, file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)       furnish to Investor forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of said first registration statement filed by the Company), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents filed by the Company with the SEC as may be reasonably requested in availing any such holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

6.	LIMITATIONS IN CONNECTION WITH FUTURE GRANTS OF REGISTRATION RIGHTS

From and after the date of this Agreement, the Company shall not, without the prior written consent of Investor, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 1 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of Investor to be included in such registration.

7.	TRANSFER OF REGISTRATION RIGHTS

The registration rights of Investor (and of any permitted transferee of Investor) under this Agreement with respect to any Registrable Securities may be assigned in whole or in part as provided in Section 8(b) below. Nothing in this Section 7 provides any Demand Registration rights to any transferee of the Investor, except any securities of the Company held by any of the Affiliates of the Investor, if any and/or its respective limited partners shall continue to be Registrable Securities under this Agreement.

8.	MISCELLANEOUS

(a)       Except as otherwise expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and Investor.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns. This Agreement, and the rights and obligations of Investor hereunder, may be assigned by Investor to any person or entity to which Registrable Securities are transferred by Investor, and such transferee shall be deemed to have acquired all of the rights and obligations of Investor for purposes of this Agreement; provided, that the transferee provides written notice of such assignment to the Company and provided that any such transfer shall be made strictly in accordance with all applicable laws; and provided, further, that such rights may not be held or exercised by more than one transferee at any one time. The Company may only assign its rights under this agreement to its successors-in-interest as a result of a merger, reorganization or a sale of in the aggregate more than 50% of the Registrable Securities (as defined in Section 1(d) or substantially all of the assets of the company.

(c)       This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement (notwithstanding that all of the parties are not signatories to the original or the same counterpart, or that signature pages from different counterparts are combined), and it shall not be necessary when making proof of this

Agreement or any counterpart thereof to account for any other counterpart, and the signature of any party to any counterpart shall be deemed to be a signature to and may be appended to any other counterpart. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or other electronic means is to be treated as an original document. The signature of any party on any such document, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or other electronic signature is to be re-executed in original form by the parties which executed the facsimile or other electronic signature. No party may raise the use of a facsimile machine or other electronic means, or the fact that any signature was transmitted through the use of a facsimile machine or other electronic communication means, as a defense to the enforcement of this Agreement.

(d)       All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.

(e)       Wherever the term "including" is used herein, it shall be deemed to mean "including, without limitation."

(f)       In case any one or more of the provisions contained in this Agreement, or any of the documents or agreements contemplated hereby, should be determined to be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein, or therein, shall not be in any way affected or impaired thereby.

(g)       If, and as often as, there is any change in the Common Stock or the Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock and the Preferred Stock as so changed in the event of any event outlined herein.

(h)       Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that strictly monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(i)       This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of lap principles that would result in the application of any law other than the law of the State of Delaware. The parties agree to submit to the jurisdiction of the federal and state courts located in the state of Delaware in any proceeding involving this Agreement.

(j)       THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AGREEMENT, INSTRUMENT OR OTHER DOCUMENT CONTEMPLATED HEREBY OR RELATED HERETO AND IN ANY ACTION DIRECTLY OR INDIRECTLY RELATED TO OR CONNECTED WITH THE OBLIGATIONS OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER MAY DEPRIVE EACH OF THEM AN IMPORTANT RIGHT AND THAT SUCH WAIVER HAS BEEN KNOWINGLY AND VOLUNTARILY MADE BY THE PARTIES AFTER CONSULTATION WITH THEIR LEGAL COUNSEL.

(k)       The headings or captions of the various Sections and other divisions of this Agreement are intended for convenient reference only and neither form a part hereof nor are to be relied upon to interpret or modify any of the provisions of this Agreement.

[Remainder of page intentionally left blank. Signature page follows.]

 IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date set forth above.

Oprine Opportunity Partners II, L.P.

By:

Title:

Date:

E*Hedge Financial Holding Corp.

By:

Title:

Date:

[Signature Page to Registration Rights Agreement]